Exhibit 4. 9

NATIONAL INSTITUTES OF HEALTH

SECOND AMENDMENT TO L-249-2001/0

This is the second amendment (“Second Amendment”) of the agreement by and between the National Institutes of Health (“NIH”) or within the Department of Health and Human Services (“HHS”), and Can-Fite BioPharma, Ltd. having an effective date of January 29, 2003 and having NIH Reference Number L-249-2000/0, as amended by the first amendment to the agreement, having an effective date of August 15,2005, and having NIH reference Number L-249-2000/1 (“First Amendment”) (hereinafter collectively referred to as the “Agreement”). This Second Amendment, having NIH Reference Number L-249-2001/2, is made between the NIH through the Office of Technology Transfer, NIH, having an address at 6011 Executive Boulevard, Suite 325, Rockville, Maryland 20852-3804, U.S.A., and Can-Fite BioPharma, Ltd. (“Can-Fite”), having an office at 10 Bareket Street, Kiryat Matalon, P.O.Box 7537, Petach Tikva 49170, Israel, the (“Licensee”). This second Amendment includes, in addition to the amendments made below, 1) a Signature Page and 2) Attachment 1 (Royalty Payment Information).

Whereas, the NIH and the Licensee desire that the Agreement be amended a second time as set forth below in order to accommodate the desire to discontinue or drop Licensed Fields of Use and for modifying Appendix E - Benchmarks and Performance.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the NIH and the Licensee, intending to be bound, hereby mutually agree to the following:

Appendix E - Benchmarks and Performance shall be deleted in its entirety and be replaced with a new Appendix E - Benchmarks and Performance that shall now read:

APPENDIX E –Benchmarks and Performance

Licensee agrees to the following Benchmarks for its performance under this Agreement and, within thirty (30) days of achieving a Benchmark, shall notify PHS that the Benchmark has been achieved.

Regulatory Benchmarks for the Prime Indications

For the Anti-cancer therapeutic indication (for C1-IB-MECA):

1.	Initiate FDA Phase I clinical trial or foreign equivalent by the end of first quarter 2008.

2.	Initiate FDA Phase I/II clinical trial or foreign equivalent by the end of third quarter 2009.

3.	Initiate FDA Phase II clinical efficacy trial or foreign equivalent by the end of the second half of 2013. (Anti-viral indication will also be evaluated as part of this study where patients with Liver Cancer and infected with Hepatitis B and C will be enrolled. The plan is to follow the viral load in each patient all along the study period).

4.	Initiate FDA Phase III clinical trial or foreign equivalent by the end of the first quarter of 2015.

5.	Submit a New Drug Application (NDA) (or its equivalent) to the FDA (or its foreign equivalent) for a Licensed Product or Process by the end of second quarter 2017.

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Regulatory Benchmarks for the Non-Prime Indications

I.	For the Arthritis therapeutic indication: (Phase I and II studies using IB-MECA have already been accomplished for this indication):

1.	Initiate FDA Phase IIb clinical efficacy trials or foreign equivalent in rheumatoid arthritis by the end of second quarter of 2006.
2.	Initiate FDA Phase III clinical trials or foreign equivalent by the end of second half of 2013.
3.	Submit a New Drug Application (NDA) (or its equivalent) to the FDA (or its foreign equivalent) for a Licensed Product or Process by the end of fourth quarter 2016.

1)	Within sixty (60) days of the execution of this Second Amendment, the Licensee shall pay the NIH an amendment issue royalty in the sum of Twenty Five Thousand US Dollars ($25,000), and payment options may be found in Attachment 1.

2)	In the event any provision(s) of the Agreement is/are inconsistent with Attachment 1, such provision(s) is/are hereby amended to the extent required to avoid such inconsistency and to give effect to the payment information in such Attachment 1.

3)	All terms and conditions of the Agreement not herein amended remain binding and in effect.

4)	The terms and conditions of this Second Amendment shall, at the NIH’ sole option, be considered by the NIH to be withdrawn from Licensee’s consideration and the terms and conditions of this Second Amendment, and the Second Amendment itself, to be null and void, unless this Second Amendment is executed by the Licensee and a fully executed original is received by the NIH within sixty (60) days from the date of the NIH’s signature found at the Signature Page.

5)	This Second Amendment is effective upon execution by all parties.

SIGNATURES BEGIN ON NEXT PAGE

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Model 09-2006 (updated 8-2012)	Page 2 of 6	L-249-2001/2

SECOND AMENDMENT TO L-249-2001/0

SIGNATURE PAGE

In Witness Whereof, the parties have executed this Second Amendment on the dates set forth below. Any communication or notice to be given shall be forwarded to the respective addresses listed below.

For the NIH:

/s/ Richard U. Rodriguez	1-11-13
Richard U. Rodriguez	Date
Director, Division of Technology Development and Transfer
Office of Technology Transfer
National Institutes of Health

Mailing Address or E-mail Address for Agreement notices and reports:

Chief, Monitoring & Enforcement Branch, DTDT

Office of Technology Transfer

National institutes of Health

6011 Executive Boulevard, Suite 325

Rockville, Maryland 20852-3804 U.S.A.

E-mail: LicenseNotices_Reports@mail.nih.gov

For the Licensee (Upon information and belief, the undersigned expressly certifies or affirms that the contents of any statements of the Licensee made or referred to in this document are truthful and accurate.);

/s/ Pnina Fishman	2-4-13
Signature of Authorized Offical	Date

Name: Pnina Fishman

Title: CEO

I.	Official and Mailing Address for Agreement notices:

Pnina Fishman
Name

CEO
Title

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Mailing Address:

Can-Fite BioPharma, Ltd.

10 Bareket Street

P.O.Box 7537

Petach Tikva 49170, Israel

Email Address:	pnina@canfite.co.il

Phone:	+972-3-9241114

Fax:	+972-3-9249378

II.	Official and Mailing Address for Financial notices (the Licensee’s contact person for royalty payments):

Motti Farbstein
Name

CFO
Title

Mailing Address:

Can-Fite BioPharma, Ltd.

10 Bareket Street

P.O.Box 7537

Petach Tikva 49170, Israel

Email Address:	motti@canfite.co.il

Phone:	+972-3-9241114

Fax:	+972-3-9249378

Any false or misleading statements made, presented, or submitted to the Government, including any relevant omissions, under this Agreement and during the course of negotiation of this Agreement are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. §§3801-3812 (civil liability) and 18 U.S.C. § 1001 (criminal liability including fine(s) or imprisonment).

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Model 09-2006 (updated 8-2012)	Page 4 of 6	L-249-2001/2

ATTACHMENT 1-ROYALTY PAYMENT OPTIONS

The OTT License Number MUST appear on payments, reports and correspondence.

Automated Clearing Honse (ACH) for payments through U.S. banks only

The NIH encourages its licensees to submit electronic funds transfer payments through the Automated Clearing House (ACH). Submit your ACH payment through the U.S. Treasury web site located at: https://www.pay.gov. Locate the “NIH Agency Form” through the Pay.gov “Agency List”.

Electronic Funds Wire Transfers

The following account information is provided for wire payments. In order to process payment via Electronic Funds Wire Transfer sender MUST supply the following information within the transmission:

Drawn on a U.S. bank account via FEDWIRE should be sent directly to the following account:

Beneficiary Account:	Federal Reserve Bank of New York or TREAS NYC
Bank:	Federal Reserve Bank of New York
ABA#	021030004
Account Number:	75080031
Bank Address:	33 Liberty Street, New York, NY 10045
Payment Details:	License Number (L-XXX-XXXX)
Name of the Licensee

Drawn on a foreign bank account should be sent directly to the following account. Payment must be sent in U.S. Dollars (USD) using the following instructions:

Beneficiary Account:	Federal Reserve Bank of New York/ITS or FRBNY/ITS
Bank:	Citibank N.A. (New York)
SWIFT Code:	CITIUS33
Account Number:	36838868
Bank Address:	388 Greenwich Street, New York, NY 10013
Payment Details (Line 70):	NIH 75080031
License Number (L-XXX-XXXX)
Name of the Licensee
Detail of Charges (line 7la):	Charge Our

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Model 09-2006 (updated 8-2012)	Page 5 of 6	L-249-2001/2

Checks

All checks should be made payable to “NIH Patent Licensing”

Checks drawn on a U.S. bank account and sent by US Postal Service should be sent directly to the following address:

National Institutes of Health (NIH)

P.O. Box 979071

St. Louis, MO 63197-9000

Checks drawn on a U.S. bank account and sent by overnight or courier should be sent to the following address:

US Bank

Government Lockbox SL-MO-C2GL

1005 Convention Plaza

St. Louis, MO 63101

Phone: 314-418-4087

Checks drawn on a foreign bank account should be sent directly to the following address:

National Institutes of Health (NIH)

Office of Technology Transfer

Royalties Administration Unit

6011 Executive Boulevard

Suite 325, MSC 7660

Rockville, Maryland 20852

A-182-2007

CONFIDENTIAL
Second Amendment of L-249-2001/0	Final - Can-Fite	December 27, 2012
Model 09-2006 (updated 8-2012)	Page 6 of 6	L-249-2001/2